MASTER TRANSFER AND RECORDKEEPING AGREEMENT

         AGREEMENT made as of the 18th day of September, 1997 by and between each of the parties listed on Exhibit A which is attached hereto and made a part hereof (each a "Fund" or "Funds"), each for itself and not jointly, each having its principal place of business at 200 Berkeley Street, Boston, Massachusetts 02116, and Evergreen Service Company ("ESC"), having its principal place of business at 200 Berkeley Street, Boston, Massachusetts 02116.

                           W I T N E S S E T H  T H A T

         WHEREAS, each Fund desires ESC to perform certain services for the Fund, and ESC is willing to perform such services.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, each party, for itself and not jointly, agrees as follows:

         1. ADDITIONAL PARTIES - Any other registered investment company for which Keystone Investment Management Company (KIMCO), Evergreen Asset Management Corp. ("Evergreen Asset"), First Union National Bank or one of its affiliates serves as investment adviser, trustee or manager may become a Fund party to this Agreement, for itself and not jointly, by giving written notice to ESC that it has elected to become a Fund party hereto, to which election ESC has given its written consent.

         2. SERVICES - ESC shall perform for each Fund the services set forth on Exhibit B which is attached hereto and made a part hereof. ESC shall also perform for each Fund, without additional charge, any services which it customarily performs in the ordinary course of business without additional charge for the investment companies for which ESC acts as transfer agent, dividend disbursing agent, or shareholder servicing and recordkeeping agent.

         ESC shall perform such other services in addition to those set forth on Exhibit B hereto as a Fund shall request in writing. Any of the services to be performed hereunder, and the manner in which such services are to be performed, shall be changed only pursuant to a written agreement signed by the parties hereto.

         ESC will undertake no activity which, in its judgment, will adversely effect the performance of its obligations to a Fund under this Agreement.

         3. FEES - Each Fund shall pay ESC for the services to be performed pursuant to this Agreement in accordance with and in the manner set forth with respect to such Fund on Exhibit C attached hereto and made a part hereof.

         4. EFFECTIVE DATE - This Agreement shall become effective as of the date set forth above and shall become effective as to each Fund which gives written notice to ESC


                                                       23146

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pursuant to Paragraph 1 hereof that it elects to become a party hereto as of the date of such notice.

         5. TERM - This Agreement shall be in effect until terminated in accordance with Section 17 hereof.

         6. USE OF ESC'S NAME - The Funds will not use ESC's name in any sales literature or other material in a manner not approved by ESC in writing before such use, unless a similar use was previously approved. Notwithstanding the foregoing, ESC hereby consents to all uses of ESC's name which merely refer in accurate terms to ESC's appointments hereunder or which are required by the Securities and Exchange Commission or a state securities commission, and provided, further, that in no case will such approval be unreasonably withheld or delayed.

         7. STANDARD OF CARE - ESC shall at all times use its best efforts and act in good faith and in a non-negligent manner in performing all services pursuant to this Agreement.

         8. UNCONTROLLABLE EVENTS - ESC shall not be liable for damage, loss of data, delays or errors occurring by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of transportation, communication or power supply. However, ESC shall keep in a separate and safe place additional copies of all records required to be maintained pursuant to this Agreement or additional tapes or discs necessary to reproduce all such records. Furthermore, at all times during this Agreement, ESC shall maintain an arrangement whereby ESC will have a backup computer facility available for its use in providing the services required hereunder in the event circumstances beyond ESC's control result in ESC not being able to process the necessary work at its principal computer facility. ESC shall, from time to time, upon request from any Fund provide written evidence and details of its arrangement for obtaining the use of such a backup computer facility. ESC shall use reasonable care to minimize the likelihood of all damage, loss of data, delays and errors resulting from an uncontrollable event. Should such damage, loss of data, delays or errors occur, ESC shall use its best efforts to mitigate the effects of such occurrence. Representatives of each Fund shall be entitled to inspect the ESC premises and operating capabilities within reasonable business hours and upon reasonable notice to ESC.

         9. INDEMNIFICATION - Each Fund shall indemnify and hold ESC, its employees and agents harmless against any losses, claims, damages, judgments, liabilities or expenses (including reasonable counsel fees and expenses) resulting from (1) transactions which occurred prior to the date ESC began serving as Transfer Agent to the Fund; (2) action taken or permitted by ESC in good faith with due care and without negligence in reliance upon instructions received from such Fund in accordance with Section 10 hereof or with respect to a Fund upon the opinion of counsel for the Fund, as to anything arising in connection with its performance under this Agreement; or (3) any act done or suffered by ESC with respect to a Fund in good faith with due care and without negligence in connection with its performance under this Agreement in reliance upon any instruction, order, stock certificate or other instrument reasonably believed by it to be

                                                       23146
genuine and to bear the genuine signature of any person or persons authorized to sign, countersign, or execute same, and which complies with all applicable requirements of the Fund's current prospectus(es) and statement of additional information, this Agreement and instructions and other governing documents provided to ESC by the Fund. For purposes of this indemnification, it is specifically agreed that if any instruction received by ESC in accordance with
Section 10 hereof differs from the requirements set forth in the Fund's current prospectus(es) or statement of additional information then, with regard to that difference, the instruction, order, stock certificate or other instrument relied upon by ESC, ESC need only comply with such instruction (and not the current prospectus(es) or statement of additional information).

          In the event that ESC requests any Fund to indemnify or hold it harmless hereunder, ESC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. ESC shall use reasonable care to identify and promptly notify a Fund concerning any matter which ESC believes may result in a claim for indemnification against such Fund, and shall notify the Fund within seven days of notice to ESC of the filing of any suit or other legal action or the institution by a government agency of any administrative action or investigation against ESC which involves its duties under this Agreement. Each Fund shall have the election of defending ESC against any claim with respect to such Fund which may be the subject of indemnification or holding it harmless hereunder. In the event a Fund so elects, it will so notify ESC. Thereupon the Fund shall take over defense of the claim, and, if so requested by a Fund, ESC shall incur no further legal or other expenses related thereto for which it shall be entitled to indemnity or holding harmless hereunder; provided, however, that nothing herein shall prevent ESC from retaining counsel to defend any claim at ESC's own expense.

         Except with the prior written consent of a Fund, ESC shall in no event confess any claim or make any compromise in any matter in which such Fund will be asked to indemnify or hold ESC harmless hereunder. ESC shall be without liability to a Fund with respect to anything done or omitted to be done in accordance with the terms of this Agreement or instructions properly received pursuant hereto if done in good faith and without negligence or willful or wanton misconduct. In no event shall ESC be liable for consequential damages, lost profits, or other special damages, even if ESC has been informed of the possibility of such damage or loss by the Fund or by third parties.

          Notwithstanding the foregoing, ESC shall be liable to each Fund for any damage or losses suffered by such Fund as a result of a delay or negligence on the part of ESC in processing a purchase or liquidation transaction or in making payment to a shareholder of such Fund; it being agreed that, without in any way limiting ESC's liability for other transactions hereunder, that such damages shall not be deemed to be consequential or special.

          10. INSTRUCTIONS - ESC shall comply with all instructions issued by a Fund in the form prescribed below which are permitted or required under Exhibit B attached hereto. Whenever ESC takes action hereunder pursuant to instructions from a Fund, ESC shall be entitled to rely upon such instructions only when such instructions are signed by the President or Treasurer of

                                                       23146
the Fund or by an individual designated in writing by the President or Treasurer as a person authorized to give instructions hereunder. A Fund may waive the requirement that all instructions be in writing, if such waiver defines the occurrences not requiring written instruction, indicates the persons authorized to give such non-written instructions, and is signed by one of the persons pursuant to the immediately preceding sentence of this Section 10. In the event ESC obtains a Fund's written waiver, it may rely on non-written instructions received pursuant thereto.

          11. CONFIDENTIALITY - ESC agrees to treat as confidential all records and other information relative to a Fund and the Fund's shareholders. ESC, on behalf of itself and its employees, agrees to keep confidential all such information, except, after prior notification to and approval by a Fund (which approval shall not be unreasonably withheld and may not be withheld where ESC may be exposed to civil or criminal contempt proceedings) when requested to divulge such information by duly constituted authorities or when requested by a shareholder of a Fund seeking information about his own or an appropriately related account.

          12. REPORTS - ESC will furnish to each Fund and to properly authorized auditors, examiners, investment companies, dealers, salesmen, insurance companies, transfer agents, registrars, investors, and others designated by each Fund in writing, such reports at such times as are prescribed for each service in Exhibit B.

          13. RIGHT OF OWNERSHIP - ESC agrees that all records and other data received, computed, developed, used and/or stored pursuant to this Agreement are the exclusive property of each respective Fund and that all such records and other data will be furnished without additional charge to a Fund in available machine readable data form immediately upon termination of this Agreement with respect to such Fund for any reason whatsoever. Furthermore, upon a Fund's request at any time or times while this Agreement is in effect, ESC shall deliver to such Fund, at the Fund's expense, any or all of the data and records held by ESC pursuant to this Agreement, in the form as requested by the Fund. On the effective date of termination of this Agreement with respect to a Fund or, if later, on the date a Fund ceases to use ESC's services, ESC will promptly return to the Fund any and all records and other data belonging to the Fund free of any claim or retention of rights by ESC.

          14. REDEMPTION OF SHARES - The parties hereto agree that ESC shall process liquidations, redemptions or repurchases of shares of each Fund, as the agent for such Fund, in the manner described in the then current prospectus(es) and statement of additional information for the Fund. Notwithstanding the foregoing, ESC shall be liable for any losses, damages, claims or expenses resulting from ESC's failure to obtain the appropriate signature guarantee with regard to any redemption or transfer processed by ESC even if the current prospectus(es) or statement of additional information authorizes ESC to waive the requirement of a signature guarantee unless ESC is authorized in writing by an appropriate party to waive such a requirement.

          15. SUBCONTRACTING - Each Fund may require that ESC, or ESC may, with the prior written consent of such Fund, subcontract with one or more of its affiliated or other persons to

                                                       23146
perform all or part of its obligations hereunder, provided, however, that, notwithstanding any such subcontract, ESC shall be fully responsible to each Fund hereunder.

          16. ASSIGNMENT - This Agreement and the rights and duties hereunder shall not be assignable by ESC or any of the Fund parties hereto except by the specific written consent of the other party.

          17. TERMINATION - This Agreement may be terminated with respect to a Fund on such date on which ESC has given such Fund not less than 180 days prior written notice or on which such Fund has given ESC not less than 90 days prior written notice. Upon such termination, ESC will use its best efforts to cooperate and assist in accomplishing a timely, efficient and accurate conversion to the person or firm which will provide the services described hereunder. This Agreement may be terminated by any Fund without the payment of any penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination; provided, however, that for the purpose of this Section 17 any amount due under Section 3 of this Agreement which is undisputed is not considered a penalty, forfeiture, compulsory buyout amount or performance of any other obligation which could deter termination.

         This Agreement may be terminated with respect to a Fund after written notice to ESC by the Fund if there is a material breach or violation of this Agreement or if ESC fails to perform any of its obligations under this Agreement and the failure continues for more than 30 days after the Fund gives notice of the failure to ESC or bankruptcy or insolvency proceedings of any nature are instituted by or against ESC.

          18. INSURANCE - ESC shall maintain throughout the term of this Agreement a fidelity bond(s) in an amount in excess of the minimum amount required to be obtained by the Funds which are parties hereto pursuant to Rule 17g-1 under the Investment Company Act of 1940 (the "1940 Act") covering the acts of its officers, employees or agents in performing any and all of the services required to be performed hereunder. ESC agrees to promptly notify each Fund in writing of any material amendment or cancellation of such bond(s). ESC shall at such times as the Fund may request, but at least once each year, notify each Fund of any claims made pursuant to such bond(s).

          19. AMENDMENT - This Agreement may be amended at any time by an instrument in writing executed by both ESC and any Fund which is a party hereto, or each of their respective successors, provided that any such amendment will conform to the requirements set forth in the 1940 Act and the rules and regulations thereunder.

          20. NOTICE - Any notice shall be sufficiently given when sent by registered or certified mail to any party at the address of such party set forth above or at such other address as such party may from time to time specify in writing to the other party.

          21. SECTION HEADINGS - Section headings are included for convenience only and are not to be used to construe or interpret this Agreement.

                                                       23146

          22. INTERPRETIVE PROVISIONS - In connection with the operation of this Agreement, ESC and one or more of the Funds may agree with respect to such Funds and ESC from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their combined opinion be consistent with the general tenor of this Agreement. Furthermore, ESC and such Fund(s) may agree to add to, delete from or change the services set forth with respect to such Fund(s) in Exhibit B of the Agreement. Each such interpretive or additional provision, and each addition, deletion or change is to be signed by all parties affected and annexed hereto, and no such provision, addition, deletion or change shall contravene any applicable federal or state law or regulation and no such provision, addition, deletion or change shall be deemed to be an amendment of any provision of this Agreement with the exception of Exhibit B hereto.

          23. GOVERNING LAW - This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

          24. DELAWARE BUSINESS TRUST - Each of the Funds listed on Exhibit A attached hereto is a Delaware business trust established under a Declaration of Trust. The obligations of such Funds are not personally binding upon, nor shall recourse be had against the private property of, any of the Trustees, shareholders, officers, employees or agents of the Funds, but only the property of such Funds shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

EVERGREEN SERVICE COMPANY


By: /s/ Edward J. Falvey
   -----------------------
   Edward J. Falvey
   President

Evergreen Select Fixed Income Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Select Limited Duration Fund Evergreen Select Fixed Income Fund Evergreen Select Income Plus Fund Evergreen Select Intermediate Tax Exempt Bond Fund Evergreen Select Core Bond Fund Evergreen Select Intermediate Bond Fund Evergreen Select Adjustable Rate Fund

Evergreen Select Equity Trust, a Delaware Business Trust consisting of the following series:

                                                       23146

         Evergreen Select Strategic Value Fund Evergreen Select Large Cap Blend Fund Evergreen Select Strategic Growth Fund Evergreen Select Social Principles Fund Evergreen Select Equity Income Fund Evergreen Select Small Company Value Fund Evergreen Select Common Stock Fund Evergreen Select Small Cap Growth Fund Evergreen Select Balanced Fund Evergreen Select Diversified Value Fund

Evergreen Select Money Market Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Select 100% Treasury Money Market Fund
         Evergreen Institutional Money Market Fund
         Evergreen Institutional Tax Exempt Money Market Fund
         Evergreen Institutional Treasury Money Market Fund

Evergreen Municipal Trust, a Delaware Business Trust consisting of the following series:

         Evergreen California Tax Free Fund Evergreen Connecticut Municipal Bond Fund Evergreen Florida High Income Municipal Bond Fund Evergreen Florida Municipal Bond Fund Evergreen Georgia Municipal Bond Fund Evergreen Massachusetts Tax Free Fund Evergreen Missouri Tax Free Fund Evergreen New Jersey Tax Free Income Fund Evergreen New York Tax Free Fund Evergreen North Carolina Municipal Bond Fund Evergreen Pennsylvania Tax Free Fund Evergreen South Carolina Municipal Bond Fund Evergreen Virginia Municipal Bond Fund Evergreen High Grade Tax Free Fund Evergreen Short-Intermediate Municipal Fund Evergreen Tax Free Fund

Evergreen Equity Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Aggressive Growth Fund Evergreen Fund Evergreen Micro
         Cap Fund Evergreen Omega Fund Evergreen Small Company Growth Fund Keystone Strategic Growth Fund (K-2) Evergreen American Retirement Fund

                                                       23146

         Evergreen Foundation Fund Evergreen Tax Strategic Foundation Fund Evergreen Balanced Fund Evergreen Fund for Total Return Evergreen Growth & Income Fund Evergreen Income & Growth Fund Evergreen Small Cap Equity Income Fund Evergreen Value Fund Evergreen Utility Fund Keystone Growth and Income Fund (S-1)

Evergreen Fixed Income Trust, a Delaware Business Trust consisting of the following series:

         Evergreen U.S. Government Fund
         Evergreen Strategic Income Fund
         Evergreen Diversified Bond Fund
         Keystone High Income Bond Fund (B-4)
         Evergreen Capital Preservation and Income Fund
         Evergreen Intermediate Term Bond Fund
         Evergreen Intermediate-Term Government Securities Fund
         Evergreen Short-Intermediate Bond Fund

Evergreen International Trust, a Delaware Business Trust consisting of the following series:

         Evergreen  Emerging  Markets  Growth Fund Evergreen
         Global  Leaders Fund  Evergreen  Global  Opportunities  Fund  Evergreen
         International Equity Fund Evergreen Latin America Fund Evergreen Natural Resources Fund Keystone Precious Metals Holdings Keystone International Fund

Evergreen Money Market Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Money Market Fund
         Evergreen Pennsylvania Tax Free Money Market Fund
         Evergreen Tax Exempt Money Market Fund
         Evergreen Treasury Money Market Fund



By: /s/ John Pileggi
   ---------------------------
   John Pileggi
   President and Treasurer of each
   Delaware Business Trust listed above

                                                       23146

                                                     EXHIBIT A

Evergreen Select Fixed Income Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Select Limited Duration Fund Evergreen Select Fixed Income Fund Evergreen Select Income Plus Fund Evergreen Select Intermediate Tax Exempt Bond Fund Evergreen Select Core Bond Fund Evergreen Select Intermediate Bond Fund Evergreen Select Adjustable Rate Fund

Evergreen Select Equity Trust, a Delaware Business Trust consisting of the following series:

         Evergreen  Select  Strategic  Value Fund  Evergreen
         Select Large Cap Blend Fund Evergreen Select Strategic Growth Fund Evergreen Select Social Principles Fund Evergreen Select Equity Income Fund Evergreen Select Small Company Value Fund Evergreen Select Common Stock Fund Evergreen Select Small Cap Growth Fund Evergreen Select Balanced Fund Evergreen Select Diversified Value Fund

Evergreen Select Money Market Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Select 100% Treasury Money Market Fund
         Evergreen Institutional Money Market Fund
         Evergreen Institutional Tax Exempt Money Market Fund
         Evergreen Institutional Treasury Money Market Fund

Evergreen Municipal Trust, a Delaware Business Trust consisting of the following series:

         Evergreen California Tax Free Fund Evergreen Connecticut Municipal Bond Fund Evergreen Florida High Income Municipal Bond Fund Evergreen Florida Municipal Bond Fund Evergreen Georgia Municipal Bond Fund Evergreen Massachusetts Tax Free Fund Evergreen Missouri Tax Free Fund Evergreen New Jersey Tax Free Income Fund Evergreen New York Tax Free Fund Evergreen North Carolina Municipal Bond Fund

                                                       23146
                                                        A-1

         Evergreen Pennsylvania Tax Free Fund
         Evergreen South Carolina Municipal Bond Fund
         Evergreen Virginia Municipal Bond Fund
         Evergreen High Grade Tax Free Fund
         Evergreen Short-Intermediate Municipal Fund
         Evergreen Tax Free Fund

Evergreen Equity Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Aggressive Growth Fund Evergreen Fund Evergreen Micro
         Cap Fund Evergreen Omega Fund Evergreen Small Company Growth Fund Keystone Strategic Growth Fund (K-2) Evergreen American Retirement Fund Evergreen Foundation Fund Evergreen Tax Strategic Foundation Fund Evergreen Balanced Fund Evergreen Fund for Total Return Evergreen Growth & Income Fund Evergreen Income & Growth Fund Evergreen Small Cap Equity Income Fund Evergreen Value Fund Evergreen Utility Fund Keystone Growth and Income Fund (S-1)

Evergreen Fixed Income Trust, a Delaware Business Trust consisting of the following series:

         Evergreen U.S. Government Fund
         Evergreen Strategic Income Fund
         Evergreen Diversified Bond Fund
         Keystone High Income Bond Fund (B-4)
         Evergreen Capital Preservation and Income Fund
         Evergreen Intermediate Term Bond Fund
         Evergreen Intermediate-Term Government Securities Fund
         Evergreen Short-Intermediate Bond Fund

Evergreen International Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Emerging Markets Growth Fund
         Evergreen Global Leaders Fund
         Evergreen Global Opportunities Fund
         Evergreen International Equity Fund
         Evergreen Latin America Fund
         Evergreen Natural Resources Fund

                                                       23146
                                                        A-2

         Keystone Precious Metals Holdings
         Keystone International Fund

Evergreen Money Market Trust, a Delaware Business Trust consisting of the following series:

         Evergreen Money Market Fund
         Evergreen Pennsylvania Tax Free Money Market Fund
         Evergreen Tax Exempt Money Market Fund
         Evergreen Treasury Money Market Fund


                                                       23146
                                                        A-2

                                    EXHIBIT B

         The services provided for in this Agreement shall be performed by ESC, or any agent appointed by ESC pursuant to Section 15 of this Agreement, under the name of Evergreen Service Company (ESC) and this name or any similar name or logo will not be used by ESC or its agents for any purposes other than those related to this Agreement or to any other agreement which ESC may enter into with any of the Fund (s) or with companies affiliated with the Fund (s).

         The offices of ESC shall be open to perform the services pursuant to this Agreement on all days when the Fund is open to transact business.

         ESC will perform all services normally provided to investment companies such as the Fund(s), and the quality of such services shall be equal to or better than that provided to the other investment companies serviced by ESC. With respect to each Fund, by way of illustration, but not limitation, these services will include:

         1. Establishing, maintaining, safeguarding and reporting on shareholder account information and account histories, (including registration, name and address recorded in generally accepted form, dealer, representative, branch, and territory information, mailing address, distribution address, various codes and specific information relating to (if applicable); withdrawal plans, letters of intent, systematic investing, insured redemptions plans, account groupings for rights of accumulation discount processing, and for account group reporting for plan accounts and other accounts grouped for master sub-account reporting.)

         2. Recording and controlling shares outstanding in certificate ("issued") and non-certificate ("unissued") form.

         3. Maintaining a record for each certificate issued to include certificate number, account number, issued date, number of shares, canceled date or stop date, where appropriate.

         4. Reconciling the number of outstanding shares of each Fund on a daily basis with the Fund and the Fund's custodian, promptly correcting any differences noted.

         5. Establishing and maintaining a trade file on behalf of each Fund based on trade information furnished to the transfer agent by the Fund or its distributors.

                                                       23146
                                                        B-1

         6.       Accepting  and  processing  direct  cash  investments  however
                  received   and   investing   such   investments   promptly  in
                  shareholder accounts.

         7. Passing upon the adequacy of documents properly endorsed and guaranteed submitted by or on behalf of a shareholder to transfer ownership or redeem shares.

         8.       Transferring ownership of shares upon the books of each Fund.

         9. Redeeming shares and preparing and mailing redemption checks or wire proceeds as instructed.

         10. Preparing and promptly mailing account statements to the shareholder or such other authorized address and, when appropriate, as instructed by a Fund, to the dealer or dealer branch, whenever transaction activity effecting share balances are posted to a Fund account that is of the type that should receive such statement.

         11.      Checking   surrendered    certificates   for   stop   transfer
                  instructions.

         12.      Canceling certificates surrendered.

         13. Issuing certificates as replacements for those canceled, or as an original issue of additional shares or upon the reduction of an equal number of unissued shares.

         14. Maintaining and updating a stop transfer file, promptly placing stop transfer codes upon notification of possible loss, destruction or disappearance of a certificate. Upon receipt of proper documentation obtaining necessary insurance forms and issuing replacement certificates.

         15. Balancing outstanding shares of record with the custodian prior to each distribution and calculating and paying or reinvesting distributions to shareholders of record and to open trade receivables and free stock.

                                                       23146
                                                        B-2

         16. Processing exchanges of shares of one Fund or Portfolio for another, calculating proper sales charges and collecting fees as required.

         17. Processing withdrawal plan liquidations according to plan instructions.

         18. Reporting to each Fund and its custodian daily the capital stock activities and dollar amounts of transactions.

         19. Promptly answering inquiries from shareholders, dealers, Fund personnel, and others as requested in accordance with the terms of this Agreement as to account matters, referring policy or investment matters to the Fund.

         20. Mailing reports and special mailings, as directed by a Fund, to all shareholders or selected holders or dealers.

                                                       23146
                                                        B-3

         21. Providing services with regard to the annual or special meetings of a Fund, including preparation and timely mailing of proxy material to shareholders of record and others as directed by the Fund, and receiving, examining and recording all properly executed proxies and performing such follow-up as required by the Fund.

         22. Providing periodic listings and tallies of shareholder votes and certifying the final tally.

         23. Providing an inspector of elections at the annual or any special meetings of a Fund.

         24. Maintaining tax information for each account, deducting amounts where required and furnishing to a Fund, its shareholders, dealers and, when appropriate, regulatory bodies, the necessary tax information, all in compliance with the various applicable laws.

         25. Maintaining records of account and distribution information for checks and confirmations returned as undeliverable by the Post Office.

         26. Maintaining records and reporting sales information for Blue Sky reporting purposes.

         27. Calculating and processing Fund mergers or stock dividends, as directed by a Fund.

         28. Maintaining all Fund records as outlined in the record and tape retention schedule delivered by a Fund.

         29.      Reconciling  all  investment,   distribution   and  redemption
                  accounts.

         30. Providing for the replacement of uncashed distribution or redemption checks.

         31. Maintaining and safeguarding an inventory of unissued blank stock certificates, checks and other Fund records.

         32. Making available to a Fund and its distributors at their locations devices which will provide immediate electronic access to computerized records maintained for a Fund.

         33. Providing space and such technical expertise as may be required to enable a Fund

                                                       23146
                                                        B-3
                  and its properly authorized auditors, examiners and others designated by the Fund in writing to properly understand and examine all books, records, computer files, microfilm and other items maintained pursuant to this Agreement, and to assist as required in such examination.


         34. Assigning a single account number to each shareholder regardless of the number of Funds or Portfolios owned for which Keystone Investment Management Company, Evergreen Asset Management Corp., First Union National Bank or one of its affiliates is the trustee, investment adviser or manager (except as instructed otherwise.)

         35. Mailing prospectuses to existing accounts on receipt of the first direct investment transaction after a new prospectus has been issued by a Fund.

         36. Mailing cash election notices when required prior to capital gains distributions.

         37. Maintaining information, performing the necessary research and producing reports required to comply with all applicable state escheat or abandoned property laws.

With respect to each Fund, the Transfer Agent will produce reports as requested by a Fund including, but not limited to, the following:

         Shareholder Account Confirmation          As required

         Redemption Checks                         When redemption is made

         Certificates                              When requested

         Withdrawal plan payment checks            On payment cycle

         Distribution checks                       As required

         Name and address labels
         (per account registration)                As requested

         Proxy                                     When required

         1099                                      Annually

         1042-S                                    Annually


                                                       23146
                                                        B-8

         Transaction journals                      Daily

         Record date position control              Daily

         Daily and (monthly) cash proof            Daily

         Daily and (monthly) share proof           Daily

         Daily master control                      Daily

         Blue Sky exception                        Daily

         Blue Sky master list                      Monthly and whenever a new
                                                   permit is issued by a state

         Blue Sky sales report                     Cycle as designated in
                                                   advance by distributor

         Check register                            Daily

         Account information reports               When requested

         (Monthly) Cumulative                      Monthly
         transaction

         New account list                          Monthly

         Shareholder master list                   When requested

         Sales by State                            Monthly

         Activities statistics                     Monthly

         Distribution journals                     As required

         Proxy tallies and vote listings           When requested

         Withdrawal plan account check             Monthly
         reconciliation

         Dividend account check                    As required
         reconciliation


                                                       23146
                                                        B-9

                                    EXHIBIT C

                           TRANSFER AGENT FEE SCHEDULE

CHARGES TO FUNDS

GROUP 1 - MONTHLY DIVIDEND FUNDS

Per open account per year                               $26.50
Per closed account per year                               9.00
Per new account                                          10.00

GROUP 2 - QUARTERLY DIVIDEND FUNDS

Per open account per year                               $25.50
Per closed account per year                               9.00
Per new account                                          10.00

GROUP 3 - SEMI-ANNUAL AND ANNUAL DIVIDEND FUNDS

Per open account per year                               $24.50
Per closed account per year                               9.00
Per new account                                          10.00

GROUP 4 - MONEY MARKET FUNDS

Per open account per year                               $26.50
Per closed account per year                               9.00
Per new account                                          10.00

CHARGES TO SHAREHOLDERS

GROUP 5 - ERISA*

Per IRA participant per year                   $10.00 with a maximum of $20.00**
Per Keogh participant per year                 $10.00 with a maximum of $20.00
Per TSA per year                               $10.00 with a maximum of $20.00

*These fees are not borne by the Funds, but are direct shareholder charges. **Fee waived for participants with assets in excess of $25,000. Funds that have "seed" capital only will not be charged until the Fund has public shareholders.

                                                       23146

This Fee Schedule is exclusive of out-of-pocket reimbursable expenses.

Out-of-pocket expenses include but are not limited to the following:

         Stationery and supplies
         Checks
         Express Delivery
         Postage
         Printing of forms
         Telephone
         Photocopies and Microfilm


                                                       23146

                                                   Dated: September 17, 1997

                                    EXHIBIT C

                           TRANSFER AGENT FEE SCHEDULE


CHARGES TO FUNDS

GROUP 1 - MONTHLY DIVIDEND FUNDS

Per open account per year                                   $25.50
Per closed account per year                                   9.00
Per new account*                                               _

GROUP 2 - QUARTERLY DIVIDEND FUNDS

Per open account per year                                   $24.50
Per closed account per year                                   9.00
Per new account*                                               _

GROUP 3 - SEMI-ANNUAL AND ANNUAL DIVIDEND FUNDS

Per open account per year                                   $23.50
Per closed account per year                                   9.00
Per new account*                                               _

GROUP 4 - MONEY MARKET FUNDS

Per open account per year                                   $25.50
Per closed account per year                                   9.00
Per new account                                                _

CHARGES TO SHAREHOLDERS

GROUP 5 - ERISA**

Per IRA participant per year                 $10.00 with a maximum of $20.00***
Per Keogh participant per year               $10.00 with a maximum of $20.00
Per TSA per year                             $10.00 with a maximum of $20.00


                                                       23146

*One-time fee charged to the Fund at the time a new account is established.

**These fees are not borne by the Funds, but are direct shareholder charges.

***Fee waived for participants with assets in excess of $25,000.

Funds that have "seed" capital only will not be charged until the Fund has public shareholders.

This Fee Schedule is exclusive of out-of-pocket reimbursable expenses.

Out-of-pocket expenses include but are not limited to the following:

         Stationery and supplies
         Checks
         Express Delivery
         Postage
         Printing of forms
         Telephone
         Photocopies and Microfilm



23146

                     Dated: January 1, 1998

23146

                        EVERGREEN VARIABLE ANNUITY TRUST
                               200 Berkeley Street
                           Boston, Massachusetts 02116




                                                              March 9, 1998



Evergreen Service Company
200 Berkeley Street
Boston, Massachusetts   02116

To Whom It May Concern:

Pursuant to Paragraph 1 of the Master Transfer and Recordkeeping Agreement dated September 18, 1997 between Evergreen Service Company and various Funds (the "Agreement"), as defined in the Agreement, this is to notify Evergreen Service Company that the Evergreen Variable Annuity Trust, on behalf of each of its series listed on Exhibit A attached hereto, hereby elects to become a Fund party to such Agreement.

                                        EVERGREEN VARIABLE ANNUITY TRUST
                                        on behalf of each of its Series
                                          listed on Exhibit A


                                        By: /s/ William J. Tomko
                                           ----------------------------
                                           William J. Tomko
                                           President

Accepted and Agreed:

EVERGREEN SERVICE COMPANY


By: /s/ Edward J. Falvey
   ------------------------
   Name: Edward J. Falvey
   Title: President

Dated:  March 9, 1998


23666

                                    EXHIBIT A




                        EVERGREEN VARIABLE ANNUITY TRUST


SERIES

Evergreen VA Fund Evergreen VA Growth and Income Fund Evergreen VA Foundation Fund Evergreen VA Global Leaders Fund Evergreen VA Strategic Income Fund Evergreen VA Aggressive Growth Fund Evergreen VA Small Cap Equity Income Fund

(Each Series for itself and not jointly)



Dated:  March 9, 1998

23666